SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                  JUNE 25, 1998


                          CALIFORNIA PRO SPORTS, INC.
             ------------------------------------------------------
             (Exact Name of registrant as specified in its charter)

DELAWARE                                0-25114                        84-121773
----------------------------    ------------------------  ----------------------
(State or other jurisdiction    (Commission File Number)           (IRS Employer
of incorporation)                                         identification number)

1221-B SOUTH BATESVILLE ROAD
GREER, SOUTH CAROLINA                                                      29650
----------------------------------------                              ----------
(Address of principal executive offices)                              (Zip Code)

                                 (864) 848-5160
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS

     California Pro Sports, Inc. (the "Registrant") has sold 1,400 shares of Series B Convertible Preferred Stock to a group of accredited investors for $1,400,000 cash, being held in escrow, pursuant to a written escrow agreement. The terms of the escrow agreement require that the Registrant receive a written confirmation from Nasdaq that the Registrant currently meets the new continuing Nasdaq SmallCap Market inclusion requirements before the funds are released from escrow. Additionally, the Registrant is negotiating a separate transaction with other accredited investors to sell 500,000 unregistered shares of the Registrant's common stock for $400,000. The Registrant believes it will be able to conclude this transaction subsequent to concluding the Series B Convertible Preferred Stock transaction. Moreover, two officers/stockholders of the Registrant have agreed to purchase the shares of USA Skate Corporation ("Skate Corp.") owned by the Registrant from the Registrant for $90,000. The purchase price is based on the net book value of the Registrant's investment in Skate Corp. Management believes that these transactions will provide the Registrant with sufficient working capital to meet its current obligations, allow the Registrant to pursue possible merger or other transactions and provide the
Registrant with approximately $2,300,000 of net tangible assets which will be sufficient to satisfy the continuing Nasdaq SmallCap Market inclusion requirements. This amount excludes the $400,000 described above which will further increase the Registrant's net tangible assets.

     Separately, The Company is negotiating (through ImaginOn Acquisition Corp., a newly formed, wholly owned subsidiary of the Registrant) to merge with ImaginOn, Inc. a privately owned development stage enterprise. Under the proposed merger transaction, there would be an exchange of 100% of the outstanding shares of the privately owned enterprise for an amount equal to 60% of the outstanding post-merger common stock of the Registrant (without giving effect to the possible exercise of certain currently outstanding options and warrants of the Registrant).

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)      FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

         Not applicable.

(b)      PRO FORMA FINANCIAL STATEMENTS

         Included with this report are the following pro forma financial statements:

         (1)  The  Registrant's   unaudited  pro  forma  condensed  consolidated
              balance sheet as of April 30, 1998, giving effect to the transactions (other than the proposed merger) as if they had occurred on April 30, 1998.

(c)      EXHIBITS

         Exhibit
         Number            Description
         -------           -----------
         None

                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CALIFORNIA PRO SPORTS, INC.

Date: June 25, 1998                    By  /s/ Barry S. Hollander
      -------------                        -----------------------
                                           Chief Financial Officer

                           CALIFORNIA PRO SPORTS, INC.
                                AND SUBSIDIARIES

                               UNAUDITED PRO FORMA
                           CONSOLIDATED BALANCE SHEET



     California Pro Sports, Inc. (the "Company") has received in escrow from a group of accredited investors $1,400,000 for the purchase of 1,400 shares of Series B Convertible Preferred Stock. Each share of the Series B Convertible Preferred stock is convertible, at the option of its holder, at any time, into a number of shares of common stock equal to $1,000 divided by the lower of (i) sixty-five percent (65%) of the average market price of the Common Stock for the five trading days immediately prior to the conversion or (ii) the closing price on the conversion date, increased proportionally for any reverse stock split and decreased proportionally for any forward stock split or dividend. For purposes of the Series B Convertible Preferred Stock, market price for any date shall be the closing bid price of the Common Stock, on such date, as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq").

     Two officers/stockholders of the Company have agreed to purchase the shares of USA Skate Corporation ("Skate Corp.") owned by the Company from the Company for $90,000 (the net book value of the Company's investment in Skate Corp.) with no conversion rights. This results in the elimination of minority interest, goodwill, and previously consolidated assets and liabilities of Skate Corp.

     The accompanying unaudited pro forma condensed consolidated balance sheet as of April 30, 1998 gives effect to these transactions as if they had occurred on April 30, 1998, as well as the Company having received Nasdaq written confirmation on that date.

     The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the historical financial statements of the Company. The unaudited pro forma consolidated balance sheet does not purport to be indicative of the financial position of the company had the sale occurred on April 30, 1998.

                  CALIFORNIA PRO SPORTS, INC. AND SUBSIDIARIES
                          UNAUDITED PRO FORMA CONDENSED
                           CONSOLIDATED BALANCE SHEET

                                 APRIL 30, 1998


                                      California Pro
                                     Sports, Inc. and              Pro Forma       Pro Forma
           ASSETS                      Subsidiaries               Adjustments     Consolidated
           ------                    ----------------             -----------     ------------
                                       (unaudited)
Current Assets:
   Cash                                $     (4,315)       (1,3)  $  1,601,990    $  1,597,675
   Accounts Receivable                      297,690          (2)        90,000         387,690
   Due to/from affiliated company           142,037                                    142,037
   Prepaid & other                          134,875                                    134,875
   Assets held for sale                     945,520          (2)      (945,520)
                                       ------------               ------------    ------------
     Total current assets                 1,515,806                    746,470       2,262,276
                                       ------------               ------------    ------------

Property, plant and equipment, net           96,502                                     96,502
Licenses and trademarks, net                528,284                                    528,284
Goodwill and other intangible
   assets, net                               99,070          (2)       (99,070)
                                       ------------               ------------    ------------
   Total assets                        $  2,239,662               $    647,400    $  2,887,062
                                       ============               ============    ============

Current liabilities:
   Notes payable:
     Officers/shareholders                   13,600                                     13,600
   Accounts payable and accrued exp.
     Accounts payable, trade                187,683          (1)       300,000         487,682
     Liabilities held for sale            1,331,923          (2)    (1,331,923)
                                       ------------               ------------    ------------
     Total current liabilities            1,533,207                 (1,031,923)        501,282
                                       ------------               ------------    ------------

Minority Interest                           405,088          (2)      (405,088)
                                       ------------               ------------    ------------

Shareholders' equity                        301,368          (1)     2,084,411       2,385,779
                                       ------------               ------------    ------------
Total liabilities
   & shareholders' equity              $  2,239,662               $    647,400    $  2,887,068
                                       ============               ============    ============

See notes to unaudited pro forma condensed consolidated balance sheet.

                  CALIFORNIA PRO SPORTS, INC. AND SUBSIDIARIES
             NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED PRO FORMA
                                  BALANCE SHEET
                                 APRIL 30, 1998

(1) To record cash of $1,400,000 received in escrow for sale of 1,400 shares of Series B Convertible Preferred stock for $1,400,000. The escrow is to be released upon receipt of written confirmation from Nasdaq regarding the Company meeting the new Nasdaq SmallCap Market inclusion requirements.

(2) To record a $90,000 note receivable from two officers/stockholders of the Company to purchase the shares of USA Skate Corporation owned by the Company resulting in the elimination of minority interest, goodwill and previously consolidated assets and liabilities related to USA Skate Corporation.

(3) To record cash received in May and June 1998 from the exercises of options and warrants.